BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       3801 EAST FLORIDA AVENUE, SUITE 508
                             DENVER, COLORADO 80210


                                                                April 25, 2003


TO THE SHAREHOLDERS OF BIRNER
DENTAL MANAGEMENT SERVICES, INC.:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders (the "Meeting") of Birner Dental Management Services, Inc. (the "Company"), to be held on Tuesday, June 3, 2003, at 10:00 a.m., Mountain Time, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210.

Please read the enclosed Annual Report to Shareholders on Form 10-K and Proxy Statement for the Meeting. Whether or not you plan to attend the Meeting, please sign, date and return the proxy card in the enclosed envelope to Computershare Trust Company, Inc. as soon as possible so that your vote will be recorded. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

Very truly yours,

BIRNER DENTAL MANAGEMENT SERVICES, INC.



By:      /s/ Frederic W. J. Birner
         Name:    Frederic W.J. Birner
         Title:   Chairman of the Board and Chief Executive Officer

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       3801 EAST FLORIDA AVENUE, SUITE 508
                             DENVER, COLORADO 80210

                           ---------------------------


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                             TO BE HELD JUNE 3, 2003

                           ---------------------------


TO OUR SHAREHOLDERS:

The 2003 Annual Meeting of Shareholders (the "Meeting") of Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), will be held on Tuesday, June 3, 2003, at 10:00 a.m., Mountain Time, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, for the following purposes:

(1) to elect two Class III directors to serve for a term of three years or until their successors are duly elected and qualified;

(2) to approve the grant of 30,000 warrants on February 11, 2002 at an exercise price of 110% of the then fair market value of the Company's Common Stock;

(3) to consider such other matters as may properly come before the Meeting and at any and all adjournments thereof.

Only shareholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Dennis N. Genty
                              -----------------------------------
                              Name:    Dennis N. Genty
                              Title:   Chief Financial Officer,
                                       Secretary and Treasurer

Denver, Colorado
April 25, 2003

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE TO COMPUTERSHARE TRUST COMPANY, INC. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       3801 EAST FLORIDA AVENUE, SUITE 508
                             DENVER, COLORADO 80210


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                             To be held June 3, 2003

                           ---------------------------


                               GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), for use at the Company's 2003 Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m., Mountain Time, on Tuesday, June 3, 2003, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about April 25, 2003.

The Company's Annual Report on Form 10-K (the "Annual Report"), which includes audited financial statements for the fiscal year ended December 31, 2002, is being mailed to shareholders of the Company simultaneously with this Proxy Statement.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of the Company's Common Stock, without par value. Each share of the Company's Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On April 7, 2003, the record date for shareholders entitled to vote at the Meeting, 1,354,137 shares of the Company's Common Stock, without par value, were issued and outstanding.

Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope to Computershare Trust Company, Inc., Proxy Department, P.O. Box 1596, Denver, Colorado 80201-1596. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all Common Stock represented by such proxy will be voted FOR election of the nominees named in the proxy as Class III directors, FOR the approval of the grant of 30,000 warrants on February 11, 2002 and, as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, in the election of directors, the nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. With respect to the proposal for the approval of the grant of 30,000 warrants on February 11, 2002 and as to any other matter that may properly come before the Meeting, unless a greater number of votes are required by law or by the Company's Amended and Restated Articles of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of the election of Class III directors, the approval of the grant of 30,000 warrants on February 11, 2002, or of any other matter which properly may come before the Meeting, abstentions, broker non-votes and any other shares not voted will not be considered as votes cast. Thus, abstentions, broker non-votes and any other shares not voted will have no impact in the election of Class III directors, the approval of the grant of 30,000 warrants on February 11, 2002 or any other matter which properly may come before the Meeting so long as a quorum is present.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Computershare Trust Company, Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $1,400 plus out-of-pocket expenses. Although there are no formal agreements to do so, proxies may be solicited by officers and other regular employees of the Company by telephone or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.


                  Proposal one: ELECTION OF class III DIRECTORS

General

The Company's Amended and Restated Articles of Incorporation provide for the classification of the Company's Board of Directors. The Board of Directors is divided into three classes. One class stands for re-election at each annual meeting of shareholders. The Board of Directors has set the size of the Board at six members. The Board of Directors currently is classified into two Class III directors whose terms will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2003 (Frederic W.J. Birner and Mark A. Birner, D.D.S.); two Class I directors whose terms will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2004 (James M. Ciccarelli and Paul E. Valuck, D.D.S.) and two Class II directors whose terms will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2005 (Dennis N. Genty and Brooks G. O'Neil). At each annual meeting of shareholders, directors will be elected by the shareholders of the Company for a full term of three years to succeed those directors whose terms are expiring. The powers and responsibilities of each class of directors are identical. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy FOR the election of the nominees for director named below. If, at the time of the Meeting, the nominees shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the year 2006 annual meeting of shareholders or until their successors are elected and qualified.

Class III Director Nominees

The Board of Directors unanimously recommends that the shareholders vote FOR election of the following nominees as Class III directors of the Company.

                 Name      Age                 Position           Director Since
                 ----      ---                 --------           --------------
   Frederic W.J. Birner     45   Chairman of the Board, Chief          1995
                                 Executive Officer and Director
   Mark A. Birner, D.D.S.   43   President and Director                1995


Continuing Directors

The persons named below will continue to serve as directors of the Company until the annual meeting of shareholders in the year indicated below and until their successors are elected and take office. Shareholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages and positions of each continuing director.

   Class I - Term Expires in 2004

                 Name      Age                    Position        Director Since
                 ----      ---                    --------        --------------
   James M. Ciccarelli      50     Director                            1996
   Paul E. Valuck, D.D.S.   46     Director                            2001


   Class II - Term Expires in 2005

                  Name     Age                    Position        Director Since
                  ----     ---                    --------        --------------
   Dennis N. Genty          45     Chief Financial Officer,            1995
                                   Secretary, Treasurer and
                                   Director
   Brooks G. O'Neil         46     Director                            2003

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 13, 2003, by
(i) all persons known by the Company to be the beneficial owners of 5% or more of the Common Stock, (ii) each director, (iii) each of the executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the persons named below is in care of the Company, 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210.

                                                       Number of Shares
                 Name of Beneficial Owner              Beneficially Owned         Percent of Class (1)(2)
                 ------------------------              ------------------         -----------------------
    Frederic W.J. Birner (3)...................               239,159                      16.2%
    Mark A. Birner, D.D.S. (4).................               222,840                      15.1%
    Dennis N. Genty (5)........................               162,086                      11.0%
    Lee Schlessman (6).........................               134,078                       9.4%
    Walter Knysz, Jr. D.D.S. (7)                               78,175                       5.5%
    James M. Ciccarelli (8)....................                13,750                       1.0%
    Paul E. Valuck, D.D.S (9)..................                10,273                         *
    Brooks G. O'Neil (10)......................                 6,273                         *
    All executive officers and directors (six
    persons) (11)..............................               654,381                      41.5%

----------------
* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days of February 13, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 1,432,045 shares of Common Stock outstanding at February 13, 2003.

(3) Includes 38,335 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 3,334 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable. Includes 2,125 shares of Common Stock owned by his wife. Mr. Birner disclaims beneficial ownership of all shares held by his wife.

(4) Includes 38,334 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 3,334 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable.

(5) Includes 38,334 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable and 3,334 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable. Includes 118,443 shares of Common Stock owned by his wife. Mr. Genty disclaims beneficial ownership of all shares held by his wife.

(6) Includes 61,753 shares of Common Stock over which Mr. Schlessman has sole voting power pursuant to certain powers of attorney, but for which he disclaims beneficial ownership. The address for Mr. Schlessman is 1301 Pennsylvania Street, Suite 800, Denver, CO 80203.

(7) The address for Dr. Knysz is 300 East Long Lake Road, Suite 311, Bloomfield Hills, MI 48304.

(8) Includes 13,750 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable.

(9) Includes 5,000 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable.

(10) Includes 2,000 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable.

(11) Includes 145,755 shares of Common Stock issuable upon the exercise of options and warrants held by all executive officers and directors as a group that are currently exercisable or are exercisable within 60 days.

There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.


                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning each of the directors and executive officers of the Company. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of the Board of Directors.



         Name            Age                       Position
         ----            ---                       --------
Frederic W.J. Birner     45     Chairman of the Board, Chief Executive Officer
                                and Director
Mark A. Birner, D.D.S.   43     President and Director
Dennis N. Genty          45     Chief Financial Officer, Secretary, Treasurer
                                and Director
James M. Ciccarelli      50     Director
Brooks G. O'Neil         46     Director
Paul E. Valuck, D.D.S.   46     Director


Business Biographies

Frederic W.J. Birner is a founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company's inception in May 1995. From May 1992 to September 1995, he was employed as a Senior Vice President in the Corporate Finance Department at Cohig & Associates, Inc., an investment banking firm. From 1983 to February 1992, Mr. Birner held various positions with Hanifen, Imhoff, Inc., an investment banking firm, most recently as Senior Vice President in the Corporate Finance Department. Mr. Birner received his M.S. degree from Columbia University and his B.A. degree from The Colorado College. Mr. Birner is the brother of Mark A. Birner, D.D.S.

Mark A. Birner, D.D.S. is a founder of the Company and has served as President, and as a director, since the Company's inception in May 1995. From February 1994 to October 1995, Dr. Birner was the owner and operator of three individual dental practices. From 1986 to February 1994, he was an associate dentist with Family Dental Group. Dr. Birner received his D.D.S. and B.A. degrees from the
University of Colorado and completed his general practice residency at the University of Minnesota. Dr. Birner is the brother of Frederic W.J. Birner.

Dennis N. Genty is a founder of the Company and has served as Secretary since May 1995, and as Chief Financial Officer, Treasurer, and as a director, since September 1995. From October 1992 to September 1995, he was employed as a Vice President in the Corporate Finance Department at Cohig & Associates, Inc., an investment banking firm. From May 1990 to October 1992, he was a Vice President in the Corporate Finance Department at Hanifen, Imhoff, Inc., an investment banking firm. Mr. Genty received his M.B.A. degree from Columbia University and his B.S. degree from the Colorado School of Mines.

James M. Ciccarelli joined the Company as a consultant in August 1996 and has served as a director since November 1996. Mr. Ciccarelli has been Chairman of the Board of ActiveLink Communications (formerly CommWorld International) since October 1998. Mr. Ciccarelli served as Chairman of the Board of Wireless Telecom, Inc., a wireless data and network service provider from March 1993 to January 2000. In addition Mr. Ciccarelli served as their Chief Executive Officer from March 1993 to October 1998. From September 1990 to March 1993, Mr. Ciccarelli was a Vice President of Intelligent Electronics, a high technology distribution and services company, and the President and CEO of its Reseller Network Division. From November 1988 to September 1990, Mr. Ciccarelli was the President of Connecting Point of America, a franchisor of retail computer stores.

Brooks G. O'Neil was appointed as a director of the Company on January 23, 2003. Mr. O'Neil has served as a principal of Tripletree, LLC, an investment banking firm focused on information technology and health care, since 2002. Prior to this, Mr. O'Neil was with U.S. Bancorp Piper Jaffray for fifteen years as a managing director in the Health Care Investment Banking Group. Mr. O'Neil earned an M.B.A. from the Amos Tuck School of Business Administration, Dartmouth College and a B.A. from the University of Connecticut.

Paul E. Valuck, D.D.S. was in private dental practice in Denver from September 1985 until November 1995. From November 1995 until December 1997, Dr. Valuck practiced as an affiliated dentist with the Company. Since January 1998 Dr. Valuck has been in private dental practice in Denver. Dr. Valuck received his D.D.S. and his B.S. Pharmacy degree from the University of Colorado.

CERTAIN TRANSACTIONS

The Company's Chief Executive Officer, Frederic W.J. Birner, repaid to the Company the amount of $112,134 representing the total outstanding amount of a note, with principal and interest due December 31, 2002. The Company's President, Mark A. Birner, repaid to the Company the amount of $94,065 representing the total outstanding amount of a note, with principal and interest due December 31, 2002. The Company's Chief Financial Officer, Dennis N. Genty, repaid to the Company the amount of $78,280 representing the total outstanding amount of a note, with principal and interest due December 31, 2002.

Directors' Meetings and Committees

The entire Board of Directors met eight times during the year ended December 31, 2002, including four actions by unanimous consent. Each incumbent director attended 100% of the board meetings except for Mr. Steven M. Bathgate who attended seven meetings. The Audit Committee is comprised of outside directors and the full Board of Directors acts as the Company's Compensation Committee.

Audit Committee

The Audit Committee has as its primary responsibilities the recommendation of an independent public accountant to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of internal accounting controls, the review of annual financial statements, and a review at its discretion of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are James M. Ciccarelli (Chairman), Brooks G. O'Neil and Paul E. Valuck, D.D.S. The Board of Directors has reviewed Rule 4200(a)(14) of the National Association of Securities Dealers and has determined that Messrs. Ciccarelli, O'Neil and Valuck are independent directors as defined in that Rule. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Company's 2001 Proxy Statement. The Audit Committee met one time in 2002 at which all members were present.

Compensation Committee

Currently, the full Board of Directors is acting as the Compensation Committee. The Compensation Committee determines officers' salaries and bonuses and administers the grant of stock options and other awards pursuant to the Birner Dental Management Services, Inc. 1995 Employee Plan (the "Employee Plan") and the Birner Dental Management Services, Inc. 1995 Stock Option Plan for Managed Dental Centers. The Compensation Committee met two times in 2002 at which all members were present.

                       DIRECTOR AND executive compensation

Director Compensation

Prior to October 1, 2002 Directors did not receive cash compensation from the Company for their services as directors nor were they reimbursed for expenses in connection with attendance at Board of Directors and committee meetings. Effective October 1, 2002 outside Directors became entitled to: 1) a $1,000 per calendar quarter retainer, 2) $1,000 per Board of Directors Meeting if attended in person, 3) $750 per Board of Directors Meeting if attended by telephone, 4) $1,000 per Audit Committee Meeting if attended in person and 5) $750 per Audit Committee Meeting if attended by telephone. During the fourth quarter of 2002, Director compensation consisted of $1,750 paid to Mr. Bathgate, $1,750 paid to Mr. Ciccarelli and $2,000 paid to Mr. Valuck.

Executive Compensation

Summary Compensation

The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the executive officers of the Company who were paid total salary and bonus exceeding $100,000 during the fiscal year ended December 31, 2002 (the "Named Executive Officers").


                           Summary Compensation Table

                                                                                      Long-Term
                                                     Annual Compensation            Compensation
                                         ---------------------------------------  ----------------
                                                                                     Securities
                                                                                     Underlying        All Other
Name and Principal Position              Fiscal Year       Salary        Bonus    Options/Warrants   Compensation
---------------------------              -----------      --------      --------  ----------------   ------------
Frederic W.J. Birner                        2000          $223,413      $      -           -           $2,006 (1)
    Chairman of the Board and               2001          $225,000      $ 10,000           -           $1,125 (1)
    Chief Executive Officer                 2002          $225,000      $140,622      10,000 (2)            -



Mark A. Birner, D.D.S.                      2000          $148,942      $      -           -           $1,893 (1)
    President and Director                  2001          $150,000      $ 10,000           -           $1,125 (1)
                                            2002          $150,000      $140,622      10,000 (2)            -



Dennis N. Genty                             2000          $148,942      $      -           -           $2,681 (1)
    Chief Financial Officer                 2001          $150,000      $ 10,000           -           $1,125 (1)
    Treasurer, Secretary and                2002          $150,000      $140,622      10,000 (2)            -
    Director


------------------
(1) 401(k) contributions paid for by the Company on behalf of each named executive officer.

(2) Represents shares of Common Stock issuable upon exercise of warrants to purchase 10,000 shares of Common Stock, granted on February 11, 2002 with an exercise price of $5.06 per share.

Equity Compensation Plan Information

The following table sets forth information concerning options, warrants and rights outstanding and available for granting as of December 31, 2002:

                                          (a)                           (b)                            (c)
                                                                                         Number of securities remaining
                              Number of securities to be    Weighted-average exercise     available for future issuance
                               issued upon exercise of         price of outstanding      under equity compensation plans
                                outstanding options,          options, warrants and      (excluding securities reflected
Plan category                    warrants and rights                 rights                       in column (a))
-------------                 --------------------------    -------------------------    -------------------------------
Equity compensation plans
approved by security holders
                                        221,088                        $7.64                         217,876
Equity compensation plans
not approved by security
holders                                  30,000                        $5.06                               -

Total                                   251,088                        $7.33                         217,876

Warrants issued are for a period of five years and vest 33% each year for three years, provided however, that upon a sale of the Company, all Warrants shall automatically become vested.

Option/ Warrant Grants

No options were granted to any of the Named Executive Officers during the fiscal year ended December 31, 2002. The following table sets forth each grant of warrants made during the fiscal year ended December 31, 2002 to each Named Executive Officer:

                    Option/Warrant Grants in Last Fiscal Year

                                                                                             Individual Grants
                                                                                           Potential Realizable
                                  Number of      Percent of                                  Value at Assumed
                                  Securities    Total Options/                              Annual Rates of Stock
                                  Underlying       Warrants      Exercise                   Price Appreciation for
                                   Options/       Granted to      or Base                 Option/Warrant Term (3)
                                   Warrants      Employees in      Price     Expiration    -----------------------
Name                               Granted     Fiscal Year (1)  ($/Sh) (2)      Date           5%           10%
----                               --------    ---------------  ----------      ----           --           ---
Frederic W.J. Birner                10,000          28.6%         $ 5.06      02/11/07     $ 14,000     $ 30,900

Mark A. Birner, D.D.S.              10,000          28.6%         $ 5.06      02/11/07     $ 14,000     $ 30,900

Dennis N. Genty                     10,000          28.6%         $ 5.06      02/11/07     $ 14,000     $ 30,900

--------------------
(1) Based on an aggregate of 35,000 shares subject to options and warrants granted to employees during the fiscal year ended December 31, 2002.

(2) Warrants were granted at an exercise price equal to 110% of the fair market value of the Common Stock, as determined by the Board of Directors on the date of grant.

(3) The potential realizable value is calculated based on the term of the option / warrant at its time of grant (five years) and is calculated by assuming that the stock price on the date of grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option / warrant and that the option / warrant is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

Option Exercises and Holdings

The following table sets forth for the Named Executive Officers the number and value of securities underlying unexercised in-the-money options and warrants held as of December 31, 2002. None of the Named Executive Officers exercised any options or warrants during the fiscal year ended December 31, 2002.

             Aggregated Option/Warrant Exercises in Last Fiscal Year
                    and Fiscal Year End Option/Warrant Values

                                              Number of Securities
                  Underlying Unexercised Value of Unexercised,
                                            Options/Warrants Held at        In-the-Money Options/Warrants at
                                                December 31, 2002                 December 31, 2002 (1)
                                         ------------------------------      --------------------------
Name                                     Exercisable     Unexercisable       Exercisable     Unexercisable
----                                     ------------    -------------       -----------     -------------
Frederic W.J. Birner                      11,879             10,000           $     919       $   46,700
Mark A. Birner, D.D.S.                    11,526             10,000           $     872       $   46,700
Dennis N. Genty                            9,234             10,000           $     566       $   46,700

(1) Value is based on the difference between the stock option / warrant exercise price and the closing price of the Common Stock on the Nasdaq SmallCap Market on December 31, 2002 of $9.73 per share.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or as an executive officer of the Company. See "Director and Executive Compensation" and "Certain Transactions" for a description of transactions between the Company and members of the Board of Directors.

Compensation Committee Report on Executive Compensation

Currently, the entire Board of Directors makes all determinations with respect to executive officer compensation. The following report is submitted by the Board of Directors of the Company, in its capacity as Compensation Committee, pursuant to rules established by the Securities and Exchange Commission, and provides certain information regarding compensation of the Company's executive officers.

The Compensation Committee is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also possesses all of the powers of administration under the Company's employee benefit plans, including all stock option plans and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee must determine the individuals eligible to participate in the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

Compensation Policies. The Company's executive compensation policies are designed to complement the Company's business objectives by motivating and retaining quality members of senior management, by aligning management's interests with those of the Company's shareholders and by linking total compensation to the performance of the Company. The Company's executive compensation policies generally consist of equity-based long-term incentives, short-term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of the Company and its executive officers in reassessing executive compensation.

Base Salary. The Compensation Committee reviews the base salaries of the Company's executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of the Company, the officer's experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company.

Quarterly Bonus. Quarterly bonuses may be paid to the Company's executive officers based on the Company's financial performance. The Compensation Committee granted bonuses of $140,622 each to three executive officers during 2002.

Long-Term Incentives. The Company's long-term compensation strategy is focused on the grant of stock options under the stock option plans and warrants, which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the Common Stock and creating value for the Company's shareholders, and which the Compensation Committee believes aligns the financial interests of management with those of the Company's shareholders. During 2002, the Compensation Committee granted 10,000 warrants each to three executive officers.

Chief Executive Officer Compensation for Fiscal Year 2002. The compensation for Frederic W.J. Birner during 2002 consisted of his base salary, the rate of which was established in 1999, and cash bonuses of $140,622. Mr. Birner's base salary was not increased in 2002.

                               COMPENSATION COMMITTEE
                               Frederic W.J. Birner
                               Mark A. Birner, D.D.S.
                               Dennis N. Genty
                               James M. Ciccarelli
                               Brooks G. O'Neil
                               Paul E. Valuck D.D.S.

PERFORMANCE GRAPH

The following line graph compares the percentage change from date of public offering (February 11, 1998) through December 31, 2002 for (i) the Common Stock,
(ii) a peer group (the "Peer Group") of companies selected by the Company that are predominantly dental management companies located in the United States,
(iii) Nasdaq Composite Index and (iv) S&P 500 Composite Index. The companies in the Peer Group are American Dental Partners, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Interdent, Inc. and Monarch Dental Corporation.


                  Comparison of 5-Year Cumulative Total Return
                       Assumes Initial Investment of $100


                         [INSERT PERFORMANCE GRAPH HERE]








                                     2/11/98       12/31/98    12/31/99         12/31/00       12/31/01      12/31/02
                                     -------       --------    --------         --------       --------      --------
Description
Birner Dental Management
  Services, Inc.                     $100.00       $ 50.00     $ 19.64           $ 6.70        $ 15.89       $34.75
Peer Group                            100.00         57.05       31.62            10.83           7.03        10.30
Nasdaq Composite Index                100.00        136.69      254.01           152.78         121.23        83.21
S&P 500 Composite Index               100.00        127.17      153.93           139.92         123.29        96.04

-------------------------------
*Total return based on $100 initial investment and reinvestment of dividends

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Hein + Associates LLP ("Hein"), the Company's independent public accountants, the matters required to be discussed under Statements on Auditing Standards No. 61 ("SAS 61"). In addition, the audit committee has received from Hein the written disclosures and the letter required to be delivered by Hein under Independence Standards Board Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the independent public accountants and the Company that might bear on their independence. The audit committee has reviewed the materials to be received from Hein and has met with representatives of Hein to discuss the independence of their firm.

In connection with the new standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the audit committee has reviewed the non-audit services currently provided by the Company's independent public accountants and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent public accountants.

Based on the audit committee's review of the financial statements, its discussion with Hein regarding SAS 61, and the written materials provided by Hein under ISB Standard No. 1 and the related discussion with Hein of their independence, the audit committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                  THE AUDIT COMMITTEE
                  James M. Ciccarelli (Chairman)
                  Brooks G. O'Neil
                  Paul E. Valuck D.D.S.



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Public Accountants

On November 14, 2001, the Company dismissed Arthur Andersen LLP as the Company's principal accountant. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

The Report of Arthur Andersen LLP on the financial statements of the Company for the fiscal year ended December 31 2000 did not contain an adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The Company does not believe that there were any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the fiscal year ended December 31, 2000 and during the subsequent interim period through November 14, 2001, which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement(s) in connection with its Reports.

On November 14, 2001, the Board of Directors engaged Hein as the Company's independent public accountants. Representatives of Hein will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. These representatives will be available to respond to appropriate questions from shareholders at the meeting.

Audit Fees

During the fiscal year ended December 31, 2002, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2002 were $40,500 by Hein + Associates, LLP.

All Other Fees

For the fiscal year ended December 31, 2002, the aggregate fees billed for professional services rendered to the Company by Hein + Associates, LLP for the audit of the 401(k) retirement savings plan were $6,000.

         PROPOSAL TWO: APPROVE THE GRANT OF 30,000 WARRANTS ON FEBRUARY 11, 2002 AT AN EXERCISE PRICE OF 110% OF THE THEN FAIR MAKET VALUE OF THE COMPANY'S COMMON STOCK

General

On February 11, 2002, the Compensation Committee recommended, and the Board of Directors unanimously approved the grant of warrants to purchase 10,000 shares of the Company's Common Stock to each of Frederic W.J. Birner, Chairman of the Board and Chief Executive Officer, Mark A. Birner, President and Director and Dennis N. Genty, Chief Financial Officer, Secretary, Treasurer and Director at an exercise price of 110% of the then fair market value of the Company's Common Stock, or $5.06 per share. This grant specified that the warrants would vest equally over a three-year period and would expire on February 11, 2007. At April 7, 2003, the market value of the shares covered by the warrants was $12.10 per share and $121,000 in the aggregate for each 10,000 shares. This grant of warrants was related to the Company's performance for the fiscal year ended December 31, 2001.

The Board of Directors unanimously recommends voting "FOR" the approval of the grant of 30,000 warrants on February 11, 2002. Proxies solicited by the Board of Directors will be voted "FOR" approval of the grant of 30,000 warrants on February 11, 2002.


                               SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company's knowledge and based solely on a review of the
Section 16(a) reports furnished to the Company, all Section 16(a) reports were filed on a timely basis.


                              SHAREHOLDER PROPOSALS

The Company on or before January 9, 2004 must receive shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders.


                         2002 ANNUAL REPORT ON FORM 10-K

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 ACCOMPANIES THIS PROXY STATEMENT AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO DENNIS N. GENTY, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, BIRNER DENTAL MANAGEMENT SERVICES, INC., 3801 EAST FLORIDA AVENUE, SUITE 508, DENVER, COLORADO 80210. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above which would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.



                                /s/ Dennis N. Genty
                                -------------------------
                                Dennis N. Genty
                                Chief Financial Officer, Secretary and Treasurer

Denver, Colorado
April 25, 2003

[PROXY CARD]



PROXY                                                                    PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders
                            To be held June 3, 2003

The undersigned hereby appoints Frederic W.J. Birner, Mark A. Birner, D.D.S. and Dennis N. Genty, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Birner Dental Management Services, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, June 3, 2003, at 10:00 a.m., Mountain Time, at the Company's offices, 3801 East Florida Avenue, Suite 508, Denver, Colorado, and at any and all adjournments thereof for the following purposes:

(1)      Election of Class III Directors:
 _
|_|   FOR the nominees listed below (except as marked to the contrary below)
 _
|_|   WITHHOLD AUTHORITY to vote for the nominees listed below

                           Frederic W.J. Birner

                           Mark A. Birner, D.D.S.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

_______________________________________________________________________________

(2) Approve the grant of 30,000 warrants on February 11, 2002 at an exercise price of 110% of the then fair market value of the Company's Common Stock.
          _                   _                      _
         |_|   FOR           |_|   AGAINST          |_|   ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

(back of card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND FOR THE APPROVAL OF THE GRANT OF 30,000 WARRANTS ON FEBRUARY 11, 2002.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                                    Dated

                                    __________________________________, 2003

                                    ________________________________________

                                    ________________________________________

                                    SIGNATURE (S) OF SHAREHOLDER (S)

                                    Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS.  PLEASE SIGN AND
RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO COMPUTERSHARE TRUST COMPANY, INC., AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.